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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company's previously filed Registration Statements.

FORM         REGISTRATION NO.     PERTAINING TO JO-ANN STORES, INC.
----         ----------------     ---------------------------------

S-4          333-80763            10-3/8% Senior Subordinated notes Due 2007
S-8          333-10093            1994 Executive Incentive Plan
S-8          33-72445             1998 Incentive Compensation Plan
S-8          33-32809             Employee Savings and Profit Sharing Plan
S-8          33-37355             1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8          33-49690             1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8          333-10087            1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8          333-10091            1996 Stock Option Plan for Non-Employee Directors

Arthur Andersen LLP
Cleveland, Ohio
April 28, 2000.

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